FILED  IN  THE  OFFICE  OF  THE
SECRETARY  OF  STATE  OF  THE
STATE  OF  NEVADA
June  15,  2000  No.  C20184-96
Dean  Heller,  Secretary  of  State

Telephone  (775)  684-5708
Fax  (775)  684-5725
Web  site  http://sos.state.nv
Filing  fee:

                                 STATE OF NEVADA
                        OFFICE OF THE SECRETARY OF STATE
                            101 N. CARSON ST., STE. 3
                         CARSON CITY, NEVADA 89701-4786

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                         For Profit Nevada Corporations
        (Pursuant to N.R.S. 78.385 and 78.390 - After Issuance of Stock)
                              - Remit in Duplicate-

1.     Name  of  Corporation:          M  &  T  NURSING  SERVICES,  INC.

2. The articles have been amended as follows (provide article numbers, if applicable ): I & IV

The  name  of  the  corporation  is:  3W  CYBER  LOGISTICS,  INC.

Section 4.01 Number and Class. The total number of shares of authorized capital stock of the Corporation shall consist of one hundred million (100,000,000) shares at $.001 par value. The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favour of the amendment is: 100%*

4.     Signatures:

/s/  signed                             /s/  signed
-----------                             -----------
President  or  Vice  President          Secretary  or  Asst.  Secretary
(acknowledgement  required)             (acknowledgement  required)

State  of:  British  Columbia
County  of  Vancouver
This instrument was acknowledged before me on May 25, 2000, by JOANNE YAN (Name of Person) as PRESIDENT (as designated to sign this certificate of M & T NURSING SERVICES, INC. (name on behalf of which instrument was executed)

                                   /s/ signed
                             Notary Public Signature

                                   JUN 15 '00

                                 STATE OF NEVADA
                               Secretary of State

I hereby certify that this is a true and complete copy of the document as filed in this office.

                                 /s/ Dean Heller
                                 DEAN HELLER
                                 Secretary of State

By:  /s/  signed